Exhibit 99.1

Quanterix Corporation Releases Operating Results for Second Quarter 2022, Announces Business Re-Alignment Plan and Revises 2022 Guidance

Billerica, Mass. – August 8, 2022 — Quanterix Corporation (NASDAQ: QTRX), a company expanding the limits of exploration with ultrasensitive biomarker detection, today announced operating results for the three months ended June 30, 2022.

Second Quarter 2022 Financial Highlights

•	Q2 total revenue was $23.5M versus prior year Q2 total revenue of $25.4M, a decrease of 7.4%;

•	Q2 product revenue was $14.8M versus prior year Q2 product revenue of $18.7M, a decrease of 20.8%;

•	Q2 service and other revenue was $8.5M versus prior year Q2 service and other revenue of $5.6M, an increase of 51.3%; and

•	Q2 gross margin was 37.1% versus prior year Q2 gross margin of 54.7%, a reduction of 1,760 bps; Q2 pro-forma gross margin was 28.3% versus prior year Q2 pro-forma gross margin of 47.5%, a reduction of 1,920 bps.

For additional information on the pro-forma financial measures included in this press release, please see “Use of Pro-Forma Financial Measures” and “Reconciliation of GAAP to Pro-Forma” below.

Second quarter revenues were impacted by a reduction in consumable revenue as the Company addressed assay quality challenges and process improvement initiatives. While these challenges are a near-term headwind to revenue growth, the Company believes underlying market demand for the SIMOA® technology remains robust.

The reduction in GAAP gross margin reflects the reallocation of resources, principally headcount, to ongoing quality-related activities, resulting in an increase in cost of goods sold and a corresponding decrease in operating expense. Pro-forma gross margin is adjusted to include the portion of product-related freight and shipping costs that are not billed to the customer. These amounts are included in operating expenses on a GAAP basis. The Company expects to report pro-forma gross margin on a go forward basis. The increases to cost of goods sold described above have a corresponding reduction in operating expense, with no overall change to the Company’s total expenses. The Company believes that including these expenses in cost of goods sold reflects the nature of these expenses and will provide better visibility into the Company’s progress toward its quality process improvement initiatives. Gross margins were also impacted by a decrease in sales of higher-margin consumable products as well as a reduction in overall volume.

Strategic Business Re-Alignment Plan

Following a strategic review and top-down assessment of its operations, the Company announced a comprehensive plan that includes restructuring and business re-alignment in order to fully realize the potential of its SIMOA platforms and continue its leadership role in ultrasensitive translational biomarker detection. In connection with these changes, the Company has set in motion an assay redevelopment program with the ultimate objective of improving its ability to manufacture and deliver high-quality assays at scale. The company expects to make initial progress toward this initiative in 2022 and that the program will be completed in 2023. The plan also aligns the Company’s investments to best serve the needs of customers, focus innovation efforts on key platforms and provide the foundation for the Company’s entry into translational pharma and clinical markets, which it believes will be required to access new growth categories. The changes will improve the Company’s cost structure by aligning our expenses with anticipated future revenues. These actions will result in a reduction in force affecting approximately 130 employees across the Company’s world-wide operations. The Company also announced that it is reviewing alternatives with respect to additional facility space that it currently leases in Bedford, Massachusetts.

The Company expects to incur restructuring and related charges of approximately $7 million to $10 million in Q3 2022. The Company also expects to realize run-rate savings of approximately $25 million on an annualized basis. The Company is currently unable to estimate facility-related charges.

FY2022 Guidance and Long-Term Outlook

The Company announced that it now expects its total 2022 revenue to be flat compared to 2021. The Company expects to return to double digit revenue growth by 2024 as the benefits of its restructuring and re-alignment plan are fully realized, and to accelerate at a faster pace once new growth categories are unlocked.

“We are taking decisive action to focus and improve the quality and scalability of our products, support our customers and open the door to new growth opportunities,” said Masoud Toloue, President and Chief Executive Officer of Quanterix. “By embarking on this next chapter, we will emerge a stronger company, innovating at a faster pace and well-timed to enable new disease modifying therapies expected to come to market in the coming years.”

Conference Call

In conjunction with this announcement, Quanterix Corporation will host a conference call on August 8, 2022 at 4:30 p.m. EST. Individuals interested in listening to the conference call may do so by pre-registering here and obtaining a dial-in number and passcode.

A live webcast will also be available at: https://edge.media-server.com/mmc/p/3yj49myz. You may also access the live webcast by visiting the News & Events page within the Investors section of the Quanterix website at www.quanterix.com. The webcast will be available on the Company’s website for one year following completion of the call.

Financial Highlights

Quanterix Income Statement

in '000 USD	Q2 2022	Q2 2021	YTD 2022	YTD 2021
Product Revenue	14,785	18,676	35,441	36,924
Service and Other Revenue	8,548	5,648	17,358	12,057
Collaboration and License Revenue	92	105	178	366
Development Revenue	75	942	75	3,233
Total Revenue	23,500	25,371	53,052	52,580

Cost of Product Revenue	9,921	8,114	20,667	15,594
Cost of Services Revenue	4,868	3,383	9,115	6,763
Gross Profit	8,711	13,874	23,270	30,223
Gross Margin %	37.1%	54.7%	43.9%	57.5%

Research and Development	6,625	6,754	13,659	13,437
Selling, General and Administrative	27,045	20,788	52,757	40,243
Total Operating Expenses	33,670	27,542	66,416	53,680

Loss From Operations	-24,959	-13,668	-43,146	-23,457
Interest Income (Expense), net	552	-165	604	-328
Other Expense, net	-358	1,977	-575	1,783
Tax	-137	-41	62	1
Net Loss	-24,902	-11,897	-43,055	-22,001

Weighted average outstanding shares was 36.9 million for each of Q2 2022 and YTD 2022.

Quanterix Balance Sheet

in '000 USD	At 6/30/22	At 12/31/21
Cash and Cash Equivalents	361,293	396,465
Accounts Receivable	19,683	23,786
Inventory	21,985	22,190
Prepaid Expenses and Other	10,237	6,514
Total Current Assets	413,198	448,955
Restricted Cash	2,594	2,577
Property and Equipment, Net	22,295	17,960
Intangible Assets, Net	8,527	10,534
Goodwill	8,675	9,632
Right-of-Use Assets	32,935	11,491
Other Non-Current Assets	377	378
Total Assets	488,601	501,527
Accounts Payable & Accrued Expenses	21,420	28,947
Deferred Revenue	12,157	6,361
Current Portion of Long Term Debt	0	0
Lease Liabilities	2,696	1,428
Other Current Liabilities	396	241
Total Current Liabilities	36,669	36,977
Deferred Revenue, Net of Current Portion	1,531	1,099
Lease Liabilities, Net of Current Portion	43,135	20,464
Other Non-Current Liabilities	1,810	2,035
Total Liabilities	83,145	60,575

Total Stockholders’ Equity	405,456	440,952

Total Liabilities and Stockholders’ Equity	488,601	501,527

Use of Pro-Forma Financial Measures

To supplement the Company’s financial statements presented on a GAAP basis, the Company has provided certain pro-forma financial measures, including pro-forma gross profit, pro-forma gross margin percentage, pro-forma operating expenses and pro-forma loss from operations. Management uses these pro-forma measures to evaluate the Company’s operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. Management believes that such measures are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing the Company’s operating performance. The pro-forma financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these pro-forma measures to their most directly comparable GAAP financial measures set forth below.

Reconciliation of GAAP to Pro Forma

Reconciliation of GAAP to Pro Forma
(In thousands USD)
	2022	2021	2022	2021

	Three months ended		Six months ended
	June 30		June 30
Gross profit	8,711	13,874	23,270	30,223
Distribution Costs (Note 1)	(2,065)	(1,827)	(3,929)	(3,562)
Pro forma gross profit	6,646	12,047	19,341	26,661
GAAP gross margin %	37.1%	54.7%	43.9%	57.5%
Pro forma gross margin %	28.3%	47.5%	36.5%	50.7%

GAAP total operating expenses	33,670	27,542	66,416	53,680
Distribution Costs (Note 1)	(2,065)	(1,827)	(3,929)	(3,562)
Pro forma total operating expenses	31,605	25,715	62,487	50,118

GAAP loss from operations	(24,959)	(13,668)	(43,146)	(23,457)
Pro forma loss from operations	(24,959)	(13,668)	(43,146)	(23,457)

Note 1: Distribution costs, which include freight and other activities costs associated with product shipments, net of charges passed on to the customer, are captured within operating expenses in our consolidated statements of operations. During the three and six months ended June 30, 2022, we incurred $2.1 million and $3.9 million, respectively, of distribution costs recorded within operating expenses. During the three and six months ended June 30, 2021, we incurred $1.8 million and $3.6 million, respectively, of distribution costs recorded within operating expenses.

About Quanterix

Quanterix is a company that’s expanding the limits of exploration with ultrasensitive biomarker detection. The Company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The Company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about Quanterix’ financial performance, including anticipated benefits and costs associated with Quanterix’ plan of restructuring and realignment, and are subject to a number of risks, uncertainties and assumptions. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release include, but are not limited to, those described in Part II, Item 1A, “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and in “Part I, Item 1A, “Risk Factors” in Quanterix’ Annual Report on Form 10-K for the year ended December 31, 2021, or other filings that we make with the SEC, as well as the risk that Quanterix’ plan of restructuring and realignment results in unexpected costs, the risk that Quanterix is unable to implement the plan of restructuring and realignment as intended and the risk that implementation of the plan of restructuring and realignment is delayed. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts

Media Contact:

PAN Communications

Lauren Force, 617-502-4366

pan.quanterix@pancomm.com